REVISED BY-LAWS

                                       OF

                              DIANON SYSTEMS, INC.
                            (a Delaware corporation)1

                     (as amended through Octobere 24, 1996)



                                    ARTICLE I

                                  STOCKHOLDERS

         Section 1.01 Annual Meeting. The annual meeting of the stockholders, for the purpose of electing directors and transacting such other business as may come before it, shall be held on such date and at such time and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

         Section 1.02 Special Meetings. Special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors. At a special meeting of the stockholders, no business shall be transacted which is not related to the purpose or purposes stated in the notice of meeting.

         Any special meeting of the stockholders shall be held on such date and at such time and place, either within or without the State of Delaware, as may be specified by the person or persons calling the meeting in the notice of the meeting.

         Section 1.03 Notice of Meetings. Written notice of each stockholders' meeting, stating the place, date and hour of the meeting and the purpose or


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purposes  thereof,  shall be given to each  stockholder  entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting. Any previously scheduled meeting of the stockholders may be cancelled by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting.

         Section 1.04 Quorum; Adjournment. Except as otherwise provided in the Restated Certificate of Incorporation or required by law, at any meeting of the stockholders a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum.

         The Chairman of the meeting or the vote of a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law.

         Section 1.05 Conduct of Meetings. The chief executive officer shall preside at any meeting of the stockholders. In such person's absence, such other person as shall have been designated by the chief executive officer or the Board of Directors shall preside. The order of business at any meeting shall be as determined by the presiding officer.

         The presiding officer shall have the power to prescribe such rules, regulations and procedures and to do all such things as in his judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof and the opening and closing of the voting polls.


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         If present,  the Secretary shall act as secretary of any meeting of the stockholders. In the Secretary's absence, such other person as the presiding officer shall designate shall act as secretary of the meeting.

         It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 1.06 Voting. Except as otherwise provided in the Restated Certificate of Incorporation or required by law, (i) every holder of capital stock which is entitled to vote shall be entitled to one vote for each share of such stock registered in the name of such stockholder, (ii) directors shall be elected by a plurality of the votes validly cast at the meeting by the holders of shares entitled to vote for the election of directors and (iii) any other corporate action shall be authorized if, with respect to shares entitled to vote on the action, the votes validly cast in favor of the action exceed the votes validly cast in opposition to the action.

         Section 1.07 Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any


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rights in respect of any  change,  conversion  or  exchange  of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

         Section 1.08. Nomination of Directors. Subject to the rights of holders of any outstanding preferred stock, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations for election of directors may be made at an annual meeting of stockholders either by the Board of Directors or by any stockholder who is a stockholder on the date of the giving of the notice provided for in this Section 1.08 and on the record date for the determination of stockholders entitled to vote at such annual meeting. An eligible stockholder may nominate persons for election as directors at an annual meeting of stockholders only if such stockholder has caused proper written notice with respect thereto to be delivered to, or mailed and received at, the principal executive offices of the Corporation not more than 120 days nor less than 90 days prior to the date of the annual meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice will also be timely if so received by the close of business on the 10th day following the first to occur of (y) the date on which such notice of the date of the annual meeting was mailed or (z) the date on which public disclosure of such date was made. For such notice by an eligible stockholder to be proper, such notice shall set forth: (i) the name and business and residential addresses of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder; (iii) a representation that such


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stockholder intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between such stockholder and each nominee proposed by the stockholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) the principal occupation or employment of, and the classes or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by, the person or persons to be nominated and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the Corporation if so elected.

         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 1.08. If the facts show that a nomination was not made in accordance with the foregoing provisions, the Chairman of the meeting shall so determine and declare to the meeting, whereupon the defective nomination shall be disregarded. Public disclosure of the date of a forthcoming meeting may be made by the Corporation for purposes of this Section 1.08 not only by the giving of the formal notice of the meeting but also (i) by notice to a national securities exchange or to the National Association of Securities Dealers, Inc. (if the Corporation's common stock is then listed on such exchange or quoted on NASDAQ),
(ii) by filing a report under Section 13 or 15(d) of the Exchange Act (if the Corporation is then subject thereto), (iii) by a mailing to stockholders or (iv) by general press release.



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         Section 1.09 Business At Annual Meetings. No business may be transacted at an annual meeting of stockholders other than business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the annual meeting by a stockholder who (w) is a stockholder of record on the date of the giving of the notice provided for in this Section 1.09 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (x) complies with the notice procedures set forth in this Section 1.09. An eligible stockholder may bring business before an annual meeting only if such stockholder has caused proper written notice with respect thereto to be delivered to, or mailed and received at, the principal executive offices of the Corporation not more than 120 days nor less than 90 days prior to the date of the annual meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice will also be timely if so received by the close of business on the 10th day following the first to occur of (y) the date on which such notice of the date of the annual meeting was mailed or (z) the date on which public disclosure of such date was made. For such notice by an eligible stockholder to be proper, such notice must set forth as to each matter such stockholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and record address of the stockholder who intends to propose such business; (3) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder; (4) a description of all arrangements or understandings between


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such  stockholder  and any other  person or persons  (including  their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder in such business; and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.09, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1.09 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         Notwithstanding the foregoing provisions of this Section 1.09, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.09. Nothing in this Section 1.09 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 2.01 Number. Except as otherwise provided in the Restated Certificate of Incorporation, the number of directors shall be the number fixed from time to time by the Board.



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         Section  2.02  Election  and  Term.  At  each  annual  meeting  of  the stockholders, directors shall be elected to hold office until their successors are elected and qualified or until their earlier resignation or removal.

         Section 2.03 Meetings of the Board. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall determine. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or by a majority of the directors in office at the time.

         Section 2.04 Notice of Meetings. No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board. Nor need notice be given to any director who signs a written waiver thereof or who attends the meeting without protesting the lack of notice. Notices need not state the purpose of the meeting.

         Notice of each special meeting of the Board shall be given to each director either by first class mail at least three days before the meeting or by telegram, telex, cable or like transmission, telecopy, personal written delivery or telephone at least one day before the meeting. Any notice given by telephone shall be immediately confirmed by telegram, telex, cable or like transmission. Notices are deemed to have been given: by mail, when deposited in the mail with postage prepaid; by telegram, telex, cable or like transmission, at the time of sending; and by personal delivery or telephone, at the time of delivery. Written notices shall be sent to a director at the address designated by him for that purpose, or, if none has been so designated, at his last known residence or business address.

         Section 2.05 Quorum and Vote of Directors. Except as otherwise provided in the Restated Certificate of Incorporation or required by law, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business and the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.



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         Section 2.06 Conduct of  Meetings.  The Chairman of the Board,  if any,
shall preside at any meeting of the Board of Directors. In the absence of the Chairman of the Board, a chairman of the meeting shall be elected from the directors present. If present, the Secretary shall act as secretary of any meeting of the Board. In the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.07 Resignations of Directors. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 2.08 Removal of Directors. Any director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         Section 2.09. Newly Created Directorships and Vacancies. Except as otherwise provided in the Restated Certificate of Incorporation or by law, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason, including the removal of directors with or without cause, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum exists, or by a sole remaining director.


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         Section  2.10  Committees.  The Board of Directors  may, by  resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

         The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the Board but subject to the limitation of Section 141(c) of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         The provisions of Section 2.04 for notice of meetings of the Board shall apply also to meetings of committees, unless different notice procedures shall be prescribed by the Board.

         Each such committee shall serve at the pleasure of the Board. It shall keep minutes of its meetings and report the same to the Board and shall observe such other procedures as are prescribed by the Board.

         Section 2.11 Compensation of Directors. Each director shall be entitled to receive as compensation for his services as director or committee member or for attendance at meetings of the Board of Directors or committees, or both,


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such  amounts  (if any) as shall be fixed from time to time by the  Board.  Each director shall be entitled to reimbursement for reasonable traveling expenses incurred by him in attending any such meeting. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 2.12 Telephonic Meetings. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

         Section 2.13 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.


                                   ARTICLE III

                                    OFFICERS

         Section 3.01 Officers. The officers of the Corporation shall include a Chairman of the Board, a President, a Treasurer and a Secretary and may also include a Vice Chairman of the Board, one or more Vice Presidents (who may be further classified by such descriptions as "executive," "senior" or "group" as determined by the Board of Directors), a Controller, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant Controllers and other officers and agents, as the Board of Directors may deem necessary or desirable.



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         Each officer  shall have such  authority  and perform  such duties,  in addition to those specified in these By-Laws, as may be prescribed by the Board from time to time. The Board may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person's authority and duties. Any person may hold at one time two or more offices.

         Section 3.02. Term of Office, Resignation and Removal. Each officer shall hold office for the term for which elected or appointed by the Board of Directors, and until the person's successor has been elected or appointed and qualified or until his earlier resignation or removal.

         Any officer may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Any officer may be removed by the Board, with or without cause. The election or appointment of an officer shall not of itself create contract rights.

         Section 3.03 Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and, if so designated by the Board, shall be the chief executive officer of the Corporation.

         Section 3.04 President. Unless there shall be a Chairman of the Board designated by the Board of Directors as the chief executive officer of the Corporation, the President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors and the Chairman of the Board (if designated chief executive officer), the President shall be responsible for the day-to-day management of the business and affairs of the Corporation and shall enjoy all other powers commonly incident to the office.


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         Section 3.05 Vice  Presidents.  Each of the Vice Presidents  shall have such authority and perform such duties as may be prescribed from time to time.

         Section 3.06 Treasurer and Assistant Treasurers. The Treasurer shall have the care and custody of all funds and securities of the Corporation, keep accounts of receipts and disbursements and of deposit or custody of moneys and other valuables and enjoy all powers commonly incident to the office.

         In the case of the absence or inability to act of the Treasurer, any Assistant Treasurer may act in the Treasurer's place.

         Section 3.07 Secretary and Assistant Secretaries. The Secretary shall keep the minutes of the meetings of the stockholders and the Board of Directors and give notice of such meetings, have custody of the corporate seal and affix and attest such seal to any instrument to be executed under seal and enjoy all powers commonly incident to the office.

         In the case of the absence or inability to act of the Secretary, any Assistant Secretary may act in the Secretary's place.

         Section 3.08 Controller and Assistant Controllers. The Controller shall have control of all books of account of the Corporation (other than those to be kept by the Treasurer), render accounts of the financial condition of the Corporation and enjoy all powers commonly incident to the office.

         In the absence or inability to act of the Controller, any Assistant Controller may act in the Controller's place.



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         Section  3.09  Compensation.   Compensation  of  officers,  agents  and
employees of the Corporation shall be fixed from time to time by, or under the authority of, the Board of Directors.


                                   ARTICLE IV

                                  CAPITAL STOCK

         Section 4.01 Form of Certificates. Unless otherwise provided by resolution of the Board of Directors, the shares of stock of the Corporation shall be represented by certificates which shall be in such form as is prescribed by law and approved by the Board.

         Section 4.02 Transfer of Shares. Transfers of shares of stock of the Corporation shall be registered on its records maintained for such purpose (i) upon surrender to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board or prescribed by applicable law.

         The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

         Section 4.03 Regulations. The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the



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issue,  transfer  and  registration  of  shares  of  stock  of the  Corporation, including without limitation such rules and regulations as may be deemed expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.


                                    ARTICLE V

                               GENERAL PROVISIONS

         Section 5.01 Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at its pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

         Section 5.02 Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the chief executive officer of the Corporation, or any other officer of the Corporation designated by the chief executive officer of the Corporation, shall have full power and authority on behalf of the Corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation in which the Corporation may own or hold stock or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The chief executive officer of the Corporation, or any other officer of the Corporation designated by the chief executive officer of the Corporation, may also execute and deliver on behalf of the Corporation powers of attorney, consents, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Corporation. The Board of Directors may, from time to time, by resolution confer like powers upon any other person or persons.


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         Section 5.03 Amendments. These By-Laws and any amendments hereof may be altered, amended, or repealed, and new By-Laws may be adopted, as provided in the Restated Certificate of Incorporation.